UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 4, 2020

Frontier Communications Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11001	06-0619596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Merritt 7, Norwalk, Connecticut  06851
(Address of principal executive offices) (Zip Code)

(203) 614-5600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Frontier Communications Corporation (the “Company”) and John Maduri, the Company’s Executive Vice President and Chief Customer Officer, mutually agreed to terminate Mr. Maduri’s employment with the Company, effective September 4, 2020. In connection with his separation, Mr. Maduri and the Company entered into a Release Agreement pursuant to which Mr. Maduri will generally receive payments and benefits consistent with those payable upon a qualifying termination of employment under the Letter Agreement, dated September 18, 2019, between the Company and Mr. Maduri (the form of which is filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 7, 2019), subject, in each case, to the Bankruptcy Code. In addition, in accordance with the terms of the applicable plans or programs and subject to the Release Agreement, (a) the repayment provisions with respect to certain of Mr. Maduri’s pre-paid retention awards and performance awards will lapse, (b) all outstanding unvested grants will lapse, and (c) Mr. Maduri will receive a lump sum cash payment representing the deferred portion of his performance-based incentive plan awards for the first and second quarters of 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: September 11, 2020	By:	/s/ Mark D. Nielsen
Mark D. Nielsen
Executive Vice President, Chief Legal Officer and Chief Transaction Officer